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                                                               Exhibit (10)(iii)

                      RESTATED NORTHERN TRUST CORPORATION
                      SUPPLEMENTAL THRIFT-INCENTIVE PLAN

The Northern Trust Company Supplemental Plan was adopted on September 16, 1975 and amended through December 16, 1986. The portions of that plan that pertained to The Northern Trust Company Thrift-Incentive Plan were amended and restated by the Restated Supplemental Thrift-Incentive Plan for Employees of The Northern Trust Company, initially adopted effective September 1, 1989, as restated effective September 1, 1989 and as further amended and restated effective January 1, 1996 and May 1, 1996 (the "Restated Supplemental Thrift-Incentive Plan"). Effective as of July 20, 1999, the assets and obligations of the Restated Supplemental Thrift-Incentive Plan, were transferred by The Northern Trust Company to its parent corporation, Northern Trust Corporation and from and after such date the Northern Trust Corporation became the sponsor of the Restated Supplemental Thrift-Incentive Plan. The Northern Trust Company now desires to further amend and restate the Restated Supplemental Thrift-Incentive Plan to reflect the transfer of the assets and obligations thereof to Northern Trust Corporation and certain other changes.

Accordingly, effective July 20, 1999, The Northern Trust Company hereby further amends and restates the Restated Supplemental Thrift-Incentive Plan, which shall now be designated the "Northern Trust Corporation Supplemental Thrift-Incentive Plan," pursuant to the terms and conditions set forth below:

                                   ARTICLE I
                                  DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1 "Beneficiary" means any person eligible to receive a death benefit under the Plan as designated by the Participant, in the event of death of the Participant.

1.2  "Board" means the Board of Directors of the Corporation.

1.3  "Change-in-Control" means the earliest to occur of:

(a) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 30% of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("voting stock");

(b) The commencement by any entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation;

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(c)  The effective time of (i) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

(d) The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (i) three directors or (ii) directors constituting a majority of the number of directors of the Corporation then in office.

1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

1.5 "Committee" means the Employee Benefit Administrative Committee of the Company, as constituted from time to time, which has the responsibility for administering the Qualified Plan.

1.6 "Company" means The Northern Trust Company, an Illinois banking corporation, and such subsidiaries and affiliates of the Corporation as shall, with the consent of the Board, adopt the Plan.

1.7 "Corporation" means Northern Trust Corporation, a Delaware corporation, and, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Corporation or a transfer or sale of substantially all of the assets of the Corporation.

1.8 "Deferral Distribution Date" means the date for distribution of a Participant's Supplemental Before-Tax Deposits as irrevocably set forth in each of his Supplemental Before-Tax Deposit Agreements.

1.9 "EBIC" means the Employee Benefit Investment Committee of the Company, as constituted from time to time, which has responsibility for overseeing the investment of the assets attributable to the Plan.

1.10 "Participant" means an employee of the Company who is a participant under the Qualified Plan as described in Section 2.1 of the Plan and by whom or with respect to whom contributions may be under the Plan.

1.11 "Plan" means the Restated Northern Trust Corporation Supplemental Thrift-Incentive Plans as amended from time to time.

1.12 "Plan Year" means the calendar year or other twelve-consecutive-month period that may be designated by the Company as the fiscal year of the Qualified Plan, provided, however, that the first Plan Year shall be the four-consecutive-month period commencing on September 1, 1989 and ending on December 31, 1989.

1.13 "Qualified Plan" means The Northern Trust Company Thrift-Incentive Plan as amended and restated effective January 1, 1989, and as further amended from time to time, and each predecessor, successor or replacement employees' cash or deferred arrangement.

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1.14  "Qualified Plan Matching Contribution" means the total of all matching contributions made by the Company for the benefit of a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

1.15 "Qualified Plan Matching Contribution Account" means the account established for a Participant under the Qualified Plan and known as the Matching Contribution Account.

1.16 "Qualified Plan Before-Tax Deposit" means the total of all salary reduction contributions made by the Company as authorized by a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

1.17 "Qualified Plan Before-Tax Deposit Account" means the account established for a Participant under the Qualified Plan and known as the Before-Tax Deposit Account.

1.18 "Supplemental Account" means either or both of the Supplemental Before-Tax Deposit Account and the Supplemental Matching Contribution Account.

1.19 "Supplemental ESOP Allocation" means the amount allocated for the benefit of a Participant under and in accordance with the terms of Section 3.1 of the Supplemental ESOP Plan in any Plan Year.

1.20 "Supplemental Matching Contribution" means the matching contribution made by the Corporation for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

1.21 "Supplemental Matching Contribution Account" means the account maintained under the Plan for a Participant that is credited with Supplemental Matching Contributions contributed under the Plan.

1.22 "Supplemental Before-Tax Deposit" means the salary reduction contribution made for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

1.23 "Supplemental Before-Tax Deposit Account" means the account maintained under the Plan for a Participant that is credited with Supplemental Before-Tax Deposits contributed under the Plan.

1.24 Except as otherwise expressly provided herein, all words and phrases in the Qualified Plan shall have the same meaning in the Plan.

                                  ARTICLE II
                                  ELIGIBILITY

2.1 (a) Conditions for Participation. An employee of the Company: (i) who is eligible to participate in the Qualified Plan on the first day of a Plan Year and (ii) whose Salary (as defined in the Qualified Plan), determined as of November 30 of the prior Plan Year, exceeds the compensation limitation under
Section 401(a)(17) of the Code for such prior Plan Year, shall be eligible to make salary deferrals under the Plan for such Plan Year as soon as he has reached the

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Code Section 401(a)(17) limitation. However, if the compensation limit for the
Plan Year for which participation is being determined is known by November 30 of such prior Plan Year, participation will be based upon such limit.

In the event an employee of the Company who is ineligible to participate in the Plan on the first day of a Plan Year either because he was not eligible for the Qualified Plan on the first day of the Plan Year, or because his Salary did not exceed the Code Section 401(a)(17) limitation for the prior Plan Year, subsequently becomes eligible for the Qualified Plan or has his Salary increased and becomes ineligible to make contributions to the Qualified Plan because his Salary exceeds the compensation limit set forth in Code Section 401(a)(17), such employee shall become eligible to participate in the Plan for purposes of Supplemental Matching Contributions only as of the date he is no longer eligible to make contributions to the Qualified Plan as a result of the above limitation. Such Supplemental Matching Contributions shall be based on the employee's rate of contribution to the Qualified Plan at the time his contributions ceased.

(b) Participant Elections. An employee who meets the eligibility requirements on November 30 for Plan participation in the following Plan Year will be allowed to elect (i) to decline participation in the Plan, or (ii) to begin contributions to the Plan once he is no longer able to contribute to the Qualified Plan because he has reached the limitations of Code Section 401
     (a)(17).

ARTICLE III

                          SUPPLEMENTAL CONTRIBUTIONS

3.1 Supplemental Before-Tax Deposit. The Supplemental Before-Tax Deposit authorized by a Participant for any Plan Year shall be applied only to Salary in excess of Code Section 401(a)(17) limitations, in any amount equal to at least one percent (1%), but not to exceed twelve percent (12%).

The Supplemental Before-Tax Deposit made for the benefit of a Participant for any Plan Year shall be allocated to a Supplemental Before-Tax Deposit Account maintained under the Plan in the name of such Participant on or before the last day of such Plan Year.

3.2 Supplemental Before-Tax Deposit Agreement. As a condition of making a Supplemental Before-Tax Deposit for the benefit of a Participant pursuant to
Section 3.1 for any Plan Year, the Participant must execute a Supplemental Before-Tax Deposit Agreement, in such form as the Committee in its discretion shall determine, on which the Participant shall elect to have his Salary for such Plan Year reduced, and a Supplemental Before-Tax Deposit made on his behalf, on Salary in excess of the Code Section 401 (a)(17) limitations, in any amount equal to at least one percent (1%) of his Salary, or any multiple thereof, but not to exceed twelve percent (12%).

An Agreement that is effective for any Plan Year shall be executed and delivered to the Committee by the specified date before the beginning of that Year and shall be irrevocable for that Year and for subsequent Plan Years unless and until revoked or revised by a Participant by written instrument delivered to the Committee prior to the beginning of the Plan Year in which such revocation or revision is to be effective.
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3.3  Supplemental Matching Contributions. The Supplemental Matching Contribution
to be made by the Corporation on behalf of a Participant for any Plan Year who
(i) is a Participant at the beginning of a Plan Year eligible to make salary deferrals after reaching the Code Section 401(a)(17) limitations, who actually makes salary deferrals or (ii) during the Plan Year becomes a Participant eligible to participate for purposes of Supplemental Matching Contributions only, shall be made in accordance with the matching contribution formula and provisions set forth in the Qualified Plan.

Supplemental Matching Contributions made for the benefit of a Participant for any Plan Year shall be allocated to a Supplemental Matching Contribution Account maintained under the Plan in the name of such Participant as of the last day of such Plan Year.

3.4 Vesting of Benefits. Each Participant shall at all times be fully vested in the adjusted balance of his Supplemental Before-Tax Deposit Account. Each Participant shall vest in the adjusted balance of his Supplemental Matching Contribution Account in accordance with the vesting schedule applicable to his Qualified Plan Matching Contribution Account set forth in the Qualified Plan. Notwithstanding the preceding sentence or any other provision of the Plan, each Participant shall become fully vested in the adjusted balance of his Supplemental Matching Contribution Account on the effective date of a Change-in-Control.

                                  ARTICLE IV
                   INVESTMENT OF SUPPLEMENTAL CONTRIBUTIONS

4.1 Investments. The Corporation may cause amounts allocated hereunder to the Supplemental Accounts of Participants to be contributed to a trust ("Trust") designated for such purpose by the Corporation. Amounts allocated hereunder to the Supplemental Account of a Participant shall be subject to such procedures relating to investment elections as the Committee may from time to time establish. EBIC shall from time to time determine the investment media to which such elections shall apply.

A Participant shall be entitled to change investment elections applicable to his Supplemental Account, or to direct transfers of amounts in his Supplemental Account among the investment funds available under the Trust Agreement, provided that such directions shall also apply to his Supplemental ESOP Allocation. Such changes can be made monthly by written request or such other frequency as the Committee shall determine.

4.2 Corporation Securities. Notwithstanding anything to the contrary contained herein, in no event shall amounts allocated to the Supplemental Account of a Participant be invested directly in stock or other securities of the Corporation; provided, however, that nothing contained herein shall prohibit investment of amounts allocated to the Supplemental Account of any Participant in a mutual fund portfolio in which no more than five percent of the total fair market value of the assets of such portfolio are invested in stock or other securities of the Corporation.

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                                   ARTICLE V
                                 DISTRIBUTIONS

5.1 Distribution. (a) Subject to Section 8.2, all amounts allocated to a Participant's Supplemental Before-Tax Deposit Account, including gains and losses attributable to investments made pursuant to Section 4.1, shall be distributed to or with respect to the Participant in one lump sum as of the first to occur of (a) the Deferral Distribution Date irrevocably set forth in the related Supplemental Before-Tax Deposit Agreement or (b) the last day of the calendar month following the month in which the Participant's employment with the Company terminates for any reason, including death. The vested adjusted balance of a Participant's Supplemental Matching Contribution Account, including gains and losses attributable to investments made pursuant to Section 4.1, shall be distributed to or with respect to a Participant as of the last day of the calendar month following the month in which the Participant's employment with the Company terminates for any reason, including death. Notwithstanding the foregoing, if a Participant is entitled to receive a Supplemental Matching Contribution for the Plan Year in which he terminated employment, such Supplemental Matching Contribution and any gains or losses attributable thereto shall be distributed to or with respect to the Participant upon completion of the first valuation following the posting of such Supplemental Matching Contribution to his Supplemental Matching Contribution Account.

Any unvested amounts credited to a Participant's Supplemental Matching Contribution Account shall be forfeited and retained by the Corporation.

(b) The annual amount to be paid from the Supplemental Account of a Participant shall be limited to an amount which will not cause the total amount of compensation received from the Company to exceed the maximum amount deductible by the Company under Code Section 162(m). Amounts not paid as a result of the above limitation shall be paid in subsequent years, to the extent permissible under the above limitation.

(c) If a Participant dies before a complete distribution of his Supplemental Before Tax Deposit Account or his Supplemental Matching Contribution Account has been made to him, such amounts shall be distributed to the Beneficiary designated by the Participant in a writing last delivered to the Committee prior to his death. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distributions of the Participant's accounts under the Qualified Plan.

                                  ARTICLE VI
                          ADMINISTRATION OF THE PLAN

6.1 Administration by the Committee. Except as otherwise provided in Section 4.1, the Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee shall have discretion to interpret and construe the provisions of the Plan.

6.2 General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Committee, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Committee

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and the EBIC shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee or the EBIC with respect to the Plan.

                                  ARTICLE VII
                           AMENDMENT OR TERMINATION

7.1 Amendment or Termination. The Corporation intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole discretion of the Corporation, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date set forth in such resolution.

7.2 Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Supplemental Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in a Participant's Supplemental Account shall be made to him or his Beneficiary in the manner and at the time described in Section 5.1 of the Plan. No additional credits of Supplemental Before-Tax Deposits or Supplemental Matching Contributions shall be made to the Supplemental Account of a Participant after termination of the Plan, but gains and losses attributable to investments made pursuant to Section 4.1 shall continue to be credited to such Supplemental Account until the balance of such Account has been fully distributed to the Participant or his Beneficiary.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

8.1 Participant's Rights Unsecured. If and to the extent amounts allocated hereunder to the Supplemental Accounts of Participants are contributed to the Trust described in Section 4.1, benefits under the Plan shall be payable pursuant to the Trust Agreement. Pursuant to the Trust Agreement, all assets held thereunder shall remain subject to the general creditors of the Corporation and the Company. The Plan at all times shall be entirely unfunded and, except as otherwise set forth herein, no provision shall at any time be made with respect to segregating any assets of the Corporation or the Company for payment of any benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Corporation or the Company by reason of the right to receive a benefit under the Plan and Trust Agreement and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Corporation and the Company with respect to any rights under the Plan and Trust Agreement.

8.2 General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Before-Tax Deposit or a Qualified Plan Matching Contribution shall also be applicable to a Supplemental Before-Tax Deposit or a Supplemental Matching Contribution to be made hereunder. Any Qualified Plan Before-Tax Deposit or Qualified Plan Matching Contribution, or any other contributions to be made under the Qualified Plan, shall be made solely in accordance with the terms and conditions of the
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Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

8.3 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Corporation, the Company or any other person or entity that the assets of the Corporation or the Company will be sufficient to pay any benefit hereunder.

8.4 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Corporation or the Company.

8.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.6 Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois to the extent not inconsistent with the Employee Retirement Income Security Act of 1974, as amended.

8.7 Incapacity of Recipient. If any benefit under the Plan shall be payable to a minor or a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Committee, unable to properly manage his affairs, such benefit shall be paid in such of the following ways as the Committee deems best: (a) to the person directly; (b) in the case of a minor, to a custodian under any Uniform Gift to Minors Act for the person; or
(c) to the person's spouse, adult child or blood relative. Any benefit so paid shall be a complete discharge of any liability of the Corporation, the Company and the Plan therefor.

8.8 Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Corporation, or by the merger or consolidation of the Corporation into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Section 7.2.

8.9 Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address and the current address of his designated Beneficiary. None of the Corporation, the Company or the Committee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three (3) years after the date on which distribution of the Participant's Supplemental Before-Tax Deposit Account and Supplemental Matching Contribution Account may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Participant, none of the Corporation, the Company nor the Committee is able to locate any designated Beneficiary of the Participant, then neither the Corporation nor the Company shall have any further obligation to pay any benefit hereunder to such Participant or designated
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Beneficiary and such benefit shall be forfeited; provided, however, that if the
Participant or designated Beneficiary makes a valid claim for any benefit that has been so forfeited, the forfeited benefit shall be reinstated.

8.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Corporation, the Company, any member of the Committee, any member of EBIC, or any individual acting as an employee or agent of the Corporation, the Company, the Committee or EBIC, shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

8.11 Gender; Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

IN WITNESS WHEREOF, The Northern Trust Company has caused this amendment and restatement of the Plan to be signed by its duly authorized officer as of the 20th day of July, 1999.


THE NORTHERN TRUST COMPANY



By: /s/ Martin J. Joyce, Jr.
   -----------------------------------


     Northern Trust Corporation, by its duly authorized officer, hereby consents to, and accepts its obligations under, this amendment and restatement of the Plan as of the 20th day of July, 1999.



                                      NORTHERN TRUST CORPORATION



                                      By: /s/ Perry R. Pero
                                          -----------------------